                          [LETTERHEAD OF INTERTRUST]
                                                                   EXHIBIT 10.17

September 17, 1999


VIA FACSIMILE
-------------
011 44 171 714 2043

Patrick J. Boylan
National Westminster Bank Plc
Level 21
Drapers Gardens
12 Throgmorton Avenue
London EC2N 2DL
United Kingdom

RE: Amendment (the "Amendment") to Technology, Development, Marketing and License Agreement between NatWest and InterTrust dated August 18, 1998 (the "Agreement")
     ---------------------------------------------------------------------------


Dear Patrick:

I am writing in response to your letter dated September 9, 1999 and also in connection with our discussions concerning the InterTrust Partnering Commitment. In order to address the foregoing issues, NatWest and InterTrust hereby amend the Agreement as follows:

1. Except as otherwise provided herein, all capitalized terms will have the meaning set forth in the Agreement.

2. The last sentence of Section 4.1(b)(i) is hereby amended and replaced with the following sentence: "InterTrust Specifications will be made available by InterTrust to NatWest from time to time."

3.  Exhibit C is hereby deleted.

4. The first sentence of Section 8.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following sentence: "The Initial Commitment Period will be extended for an additional six (6) months from the expiration of the Initial Commitment Period (such six (6) month extension period, "Second Commitment Period") (the Initial Commitment Period and the
             ------------------------
    Second Commitment Period and any further extension, collectively, the "Commitment Period")."
     -----------------

5. Section 9.3 is hereby amended by adding the following sentence after subparagraph (iii):

      In addition, NatWest may disclose the Basic Commercial Terms (as defined below) to Persons who are bona fide legitimate potential investors or content provider partners of NatWest; provided that such Persons have no
                                            -------- ----
      reasonably anticipated conflict of interest with InterTrust.  "Basic
                                                                     -----
      Commercial Terms" means solely those terms of the Agreement that relate to
      ----------------
      the royalties paid by NatWest to InterTrust and the payment terms under which such royalties are paid, and shall expressly exclude any provisions relating to the Advanced Royalties and any most favored nations provisions contained in the Agreement.

6. No amendment or waiver of the Agreement other than that explicitly set forth herein shall be inferred, and the terms and conditions of this Amendment shall be governed by and fully incorporated into the Agreement. InterTrust and NatWest acknowledge and reaffirm all of the terms and conditions of the Agreement.

Please indicate your agreement with the above by signing below. If you have any questions regarding these matters, please do not hesitate to contact me.

Best regards,                                        Understood and agreed,

/s/ Edmund J. Fish                                    Signature Illegible
------------------------                             --------------------------
Edmund J. Fish
Senior Operating Officer, EVP Corporate Development

cc:  Corporate Secretary NatWest